UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2011

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment”) is being filed to amend and supplement Item 9.01 of the Current Report on Form 8-K filed by Epiq Systems, Inc. (“Epiq”) with the Securities and Exchange Commission on December 29, 2011 (the “December Form 8-K”) relating to the completion of the acquisition by Epiq Systems Holdings, LLC (“Purchaser”) of De Novo Legal LLC and its subsidiaries (“De Novo”).  This Amendment provides the audited historical financial statements of De Novo as required by Item 9.01(a) of Form 8-K and the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and information were omitted from the December Form 8-K as permitted by Form 8-K.  The information contained in this Amendment amends and supplements the information contained in Item 9.01 of the December Form 8-K.  Except as described above, all other information in and the exhibits to the December Form 8-K remain unchanged.

Epiq reported under Item 2.01 of the December Form 8-K that on December 28, 2011, it completed the acquisition of De Novo.  The acquisition was made pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated December 28, 2011, by and among Purchaser, De Novo, Epiq (for the limited purposes as set forth therein) and the Sellers, the Seller Guarantors and the Seller Representative each as defined in the Purchase Agreement.

Upon the closing of the Purchase Agreement, Purchaser paid approximately $67.9 million and an additional $5.0 million is being held by Epiq and deferred for 18 months following the closing as security for potential indemnification claims.  Net closing consideration will also include any post-closing adjustments as defined in the Purchase Agreement related to working capital and other adjustments.  In addition to the net closing consideration, the Sellers have the right to receive contingent earn-out payments of up to $33.6 million based on future operating revenue growth and the continued employment of certain of De Novo’s employees.  Contingent consideration payments to the Sellers under the earn-out opportunity, if any, will be based on operating revenue for calendar years 2012 and 2013 and the continued employment of certain of De Novo’s employees.

The total preliminary purchase price transferred to effect the acquisition of De Novo was as follows (in thousands):

Cash paid at closing	$67,866
Fair value of deferred cash consideration	4,870
Fair value of contingent consideration	16,226
Working capital adjustment	(1,720)
Total preliminary purchase price	$87,242

Item 9.01  Financial Statements and Exhibits.

a)	Financial statements of businesses acquired.

The required audited consolidated financial statements of De Novo Legal LLC and Subsidiary for the year ended December 31, 2010 are attached hereto as Exhibit 99.1 and incorporated in their entirety herein by reference.The required unaudited interim consolidated financial statements of De Novo Legal LLC and Subsidiary for the nine months ended September 30, 2011 and 2010 are attached hereto as Exhibit 99.2 and incorporated in their entirety herein by reference.

b)	Pro forma financial information.

The required pro forma financial information for the year ended December 31, 2011 is attached hereto as Exhibit 99.3 and is incorporated in its entirety herein by reference.

d)	Exhibits.

The following exhibits are filed as part of this Amendment.

Exhibit No.	Exhibit Description
23.1	Consent of Cornick Garber Sandler, LLP Independent Auditors
99.1	Audited consolidated financial statements of De Novo Legal LLC and Subsidiary as of and for the year ended December 31, 2010 and Report of Independent Auditors therein.
99.2	Unaudited consolidated financial statements of De Novo Legal LLC and Subsidiary as of and for the nine months ended September 30, 2011 and 2010.
99.3	Unaudited pro forma pro forma combined condensed statement of income for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: March 6, 2012

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description
23.1	Consent of Cornick Garber Sandler, LLP Independent Auditors
99.1	Audited consolidated financial statements of De Novo Legal LLC and Subsidiary as of and for the year ended December 31, 2010 and Report of Independent Auditors therein.
99.2	Unaudited consolidated financial statements of De Novo Legal LLC and Subsidiary as of and for the nine months ended September 30, 2011 and 2010.
99.3	Unaudited pro forma combined condensed statement of income for the year ended December 31, 2011.